EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into as of April 1, 1995, by and between Comprehensive Environmental Systems, Inc., a Delaware corporation (the "Company") and Leo J. Mangan ("Mangan"). These persons or entities may from time to time herein be referred to as the party or parties.

                                    RECITALS

         The parties enter into this agreement with respect to the following facts and circumstances:

          A. Mangan is presently the Chief Operating Officer of the Company.

          B. The Company believes that Mangan's skills and knowledge are essential to its continued success and, by this Agreement, desires to secure Mangan's continued employment as Chief Operating Officer for the term expressed below.

          C. Mangan desires to be employed by the Company.

                                  CONSIDERATION

          In consideration of the mutual covenants contained herein, to give effect to the Recitals stated above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

          1.0 Term.  This  Agreement  shall  commence on April 1, 1995 and shall
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continue  hereafter for a period of six (6) years (the "Term").  This  Agreement may be terminated only as provided at Section 4.0 below.

          2.0 Duties. Mangan shall have the following obligations hereunder:
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               2.1 Title.  Mangan shall serve the Company as its Chief Operating
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Officer  and shall have the right and  authority  to  utilize  said title in the conduct of his business and personal affairs.

               2.2 Job  Description.  Mangan  shall  perform  such duties as the
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Board of  Directors  of the  Company  may from  time to time  direct  and as are consistent with the position of Chief Operating Officer, including specifically, but without limitation, overseeing the day to day operations of the Company and its subsidiaries; establishing and maintaining the Company's books, records and accounts; and investigating acquisitions, investments and divestitures by the Company. This provision shall not be deemed to prevent Mangan from raising capital for the Company and being remunerated at normal market rates therefore, nor shall such remuneration be deemed to violate any duty to the Company as a result of his employment.

               2.3 Best  Efforts.  Mangan shall use his best  efforts,  business
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judgment,  skill and knowledge to the  advancement of the business and interests of the Company and to the discharge of his duties and responsibilities hereunder. The term "best" shall mean the use of such nonexclusive effort as a reasonable man would be expected to devote under the circumstances and facts then prevailing.

          3.0  Compensation  and Benefits.  The Company,  at its expense,  shall
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provide to Mangan the following compensation and benefits:

               3.1 Salary.  The Company  shall pay Mangan the  following  annual
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salaries upon the same general terms and at the same intervals as the payment of the salaries of other employees of the Company:

                       Year         Amount

                       1995         $156,000
                       1996         $168,000
                       1997         $180,000
                       1998         $192,000
                       1999         $204,000
                       2000         $216,000

               3.2 Insurance.  The Company,  at its sole expense,  shall provide
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Mangan with (i) a policy of medical insurance that will insure Mangan regardless of his physical location; (ii) a whole life insurance policy with death benefits of not less than $2,000,000; and (iii) a disability policy with benefits equal to or greater than the benefits currently provided to Mangan by the Company at the time of execution of this Agreement.

               The Company agrees to assign any policy of life insurance as directed by Mangan to effect a split-dollar arrangement; and further agrees to pay up and transfer any right or interest it may have to the trustee of the insurance trust holding ownership of said policy at the time should, for any reason, this Agreement terminate.

               3.3 Payment and  Reimbursement  of  Expenses.  The Company  shall
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provide  Mangan  with  an  expense  account  against  which  he may  charge  all reasonable travel, subsistence, entertainment and similar expenses incurred by him in the performance of his obligations hereunder and shall promptly pay when due all such statements and bills upon submission by Mangan and in accordance with the then usual procedures of the company.

               Additionally, the Company shall pay a reasonable sum as an automobile allowance including the costs of leasing, insurance, maintenance and repair.


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

               Finally, the Company shall pay the actual costs incurred by Mangan for cellular telephone and pager communications including equipment, service and long distance charges.

               3.4   Executive   Bonus.   The  Company  shall  allow  Mangan  to
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participate  in any executive  bonus plan upon the same terms and  conditions as other executive officers of Company.

               3.5 Stock Options.  Upon the execution hereof,  the Company shall
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grant and issue to Mangan non qualified  options to purchase for $1.50 per share two hundred and fifty thousand (250,000) shares of validly issued, fully paid and non assessable common stock of the Company, $.0001 par value, including rights to demand registration at Company expense. Said options shall conform to the Stock Option Grant attached hereto as Exhibit A.

               The Company, by its execution hereof acknowledges, confirms and ratifies the March 10, 1995 grant to Mangan of 2,000,000 non qualified stock options exercisable at 20% of the closing market bid price as of the last trading day immediately preceding the date of exercise, which were approved by the shareholders at the last annual meeting of the company, to Mangan and confirms that the additional options being granted to Mangan in this Section 3.5 are in addition to the previous grant. A copy of the previous grant of options is attached hereto as Exhibit B.

               3.6 Vacation. Mangan shall be entitled to paid vacation each year
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in accordance with the following schedule:

                  1995              2 weeks
                  1996              3 weeks
                  1997-2000         4 weeks

All vacation time shall be taken at such times and intervals as shall be determined by Mangan, subject to the reasonable business needs of the Company.

          4.0 Termination. This Agreement may be terminated only as follows:
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               4.1 Death of Mangan.  The death of Mangan  shall  terminate  this
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Agreement  provided,  however,  that the Company's  obligation to pay the Salary described in Section 3.1 shall survive termination and continue through the date on which the Term would have naturally ended pursuant to Section 1.0 except for such early termination. Additionally, the following obligations shall survive termination and the Company shall: (i) timely pay any statements or bills for expenses incurred by Mangan prior to the time of his death as is described at
Section 3.3 above; (ii) disburse to Mangan's heirs or estate any executive bonus then due and owing Mangan pursuant to Section 3.4 above; and (iii) allow Mangan's heirs or estate to exercise, according to the terms thereof, any stock options previously granted, granted by this Agreement pursuant to Section 3.5 above, or that may subsequently be granted by the Company.

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

               4.2 Termination by Company.  Subject to the timely payment of the
                   ----------------------
liquidated damages described hereafter, the Company may terminate this Agreement upon thirty (30) days written notice to Mangan. In the event the Company terminates this Agreement pursuant to this section or takes such action that prevents Mangan's performance of his obligations hereunder thus.effecting a termination, then, upon the effective date of that termination, the Company shall pay in certified funds a lump sum amount equal to the sum of the following : (i) the total of the remaining unpaid salary described in Section 3.1 above;
(ii) an amount equal to the annual premiums of the medical and life insurance described at Section 3.2(i) and 3.2(ii) above for the balance of the Term; (iii) any amounts due for reimbursement of expenses as described in Section 3.3 above; and (iv) any executive bonus then due and owing as provided at Section 3.4 above.

               In the event of any dispute between the Company and Mangan concerning the amount due, either party by written request may request that the Company's independent outside auditor determine the amount owing hereunder. The costs of such determination shall be paid by the Company.

               The Company acknowledges that the amount and terms for payment of these sums constitute a fair and equitable severance provision in the nature of a liquidated damages provision. The Company waives any claim or right that it might otherwise have to contest the validity or terms of payment. Further, to the extent that the amount of damages owing hereunder has been determined by its independent outside auditor, the Company waives any claim or right that it might otherwise have to contest the amount of the damages described in this Section
4.2. The Company also acknowledges that Mangan is relying upon the protection provided to him by this liquidated damages provision as an inducement to his entering into this Agreement.

               The Company acknowledges that its failure to pay the above described severance amount as liquidated damages to Mangan when due shall cause him to suffer immediate and irreparable harm, thus entitling him to enforce the payment of these sums by actions at law and in equity for preliminary and permanent injunctive relief as further described in Section 8.0 below.

               4.3  Termination  by Mangan.  Mangan may terminate this Agreement
                    ----------------------
upon thirty (30) days written notice to the Company.

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

          5.0 Covenant Not to Disclose.  Other than is necessary in the ordinary
              ------------------------
course of the Company's business, Mangan shall not disclose, make accessible or use for the benefit of any other person or entity, at any time during or after the Term, any information of a confidential, proprietary or secret nature relating to the business, products or activities of the Company (the "Confidential Information"). Such Confidential information shall include, but not be limited to, information relating to plans, devices, customers, marketing and sales. Information shall be Confidential Information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Mangan, and whether or not such information is a matter of public knowledge, unless the Company has authorized disclosure of such information to the general public. All documents, records and other media of every kind and description relating to the business, present or otherwise, of the Company and any copies, in whole or in part, thereof, whether or not prepared by Mangan, shall be the sole and exclusive property of the Company. Mangan shall safeguard all such property and shall surrender such property in his possession or control to the Company upon his termination of this Agreement or upon the request of the Company following its termination of this Agreement in accordance with the terms hereof.

          6.0 Representations and Warranties of Mangan. Mangan hereby represents
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and warrants to the Company that he is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the rights of the Company hereunder.

          7.0  Counterparts  and  Headings.   This  Agreement  may  be  executed
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simultaneously  in two or more  counterparts,  each of which  shall be deemed an original and all of which together shall constitute but one and the same instrument. The headings in this agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

          8.0 Enforcement.  Mangan  acknowledges  that he has carefully read and
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considered all terms and conditions of this Agreement,  including the restraints imposed upon him Fpursuant to Section 5 hereof. Mangan agrees that said restraints are necessary for the reasonable and proper protection of the Company and that any breach by Mangan of such section would cause irreparable damage to the Company. Mangan therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by Mangan of such section. Similarly, the Company acknowledges that it has carefully read and considered all terms and conditions of this Agreement, including the continuing financial obligations in the event of termination, including the possibility of lump sum payments, that may be imposed upon it pursuant to this Agreement. The Company agrees that the financial obligations created hereby, including the possibility of lump sum payments, are necessary for the reasonable and proper protection of Mangan, his heirs or estate, and that any breach by the Company of its financial obligations to Mangan pursuant to this Agreement would cause irreparable damage to Mangan, his heirs or estate. The Company therefore agrees that Mangan, in addition to any other remedies (including a claim for money damages) available to him, his heirs or estate, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Company of this Agreement.

          9.0 No Waiver. The waiver by any party of a breach of any provision of
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this  Agreement  shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

          10.0  Notices.  Any  notice or  communication  required  or  permitted
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hereunder  shall be deemed given when delivered  personally or when deposited in the United States mails, by certified mail, return receipt requested, postage prepaid:

                  If to the Company at:

                  Comprehensive Environmental Systems, Inc.
                  72-B Cabot Street
                  West Babylon, NY 11704


                  If to Mangan, to him at:

                  Leo Mangan
                  328 Centre Avenue
                  Lindenhurst, NY 11757

or to such other address of which either party may notify the other party by notice similarly given.

          11.0  Assignment:  No Third Party  Beneficiaries.  The Company may not
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assign its rights or  obligations  pursuant  to this  Agreement.  Mangan may not assign or delegate to any third party his obligations under this Agreement. In all other respects, the provisions of this Agreement shall be binding upon and inure to the benefit of Mangan, his heirs, estate or personal representatives. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section 11.

          12.0 Entire Agreement:  Amendment. This instrument contains the entire
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agreement  between the parties  with  respect to the  subject  matter  addressed herein and all prior discussions, understandings, negotiations and agreements are merged herein. This Agreement may not be changed orally (and no claim of an oral modification shall be accepted as evidence of such change) but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

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

          13.0  Corporate  Approval.  By  his  or  their  signature(s)  on  this
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Agreement,  the undersigned  officer(s) of the Company  represent and warrant as follows: (i) that they have obtained all necessary and appropriate approvals from the Company's board of directors; (ii) that the Company is and shall remain to be legally bound pursuant to the terms of this Agreement; and (iii) the Company through its officer(s) signature(s) hereunder shall be deemed to have waived any claim of defect for failure to comply with corporate policies and procedures pertaining to the execution of agreements creating obligations of the Company. Any such dispute shall not affect the enforceability hereof and shall
be  deemed  to  be  a  dispute   between  the   Company   and  its   undersigned
representative.

          14.0 Governing Law. This Agreement  shall be governed by and construed
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in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as a sealed instrument, effective as of the day and year first above written.

Attest:                               Comprehensive Environmental Systems,
                                      Inc.


                                  By: /s/ Donald J. Kessler
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                                      Donald J. Kessler, CEO and President


Attest:                               Leo Mangan



                                  By: /s/ Leo J. Mangan, Individually
- ----------------------------          ------------------------------------------
                                     Leo J. Mangan, Individually

                                 David K. Behanna, Attest




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